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                                                                   EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports with respect to the audited financial statements of EPT Meadowlands Limited Partnership, Promus Hotels, Inc. GE EPT Combined Limited Partnerships, and Barshop-HII Joint Venture as of December 31, 1996 and 1995, and for the years then ended, included in the Company's previously filed Form 8-K dated June 4,1997.

/s/ ARTHUR ANDERSEN LLP

Memphis, Tennessee,
December 2,1997.